Exhibit 10.21

                     Amendment No. 1 to Asset Sale Agreement

                  Amendment No. 1 to the Asset Sale Agreement dated as of September 7, 1995 (the "Asset Sale Agreement"), by and between Majco Building Specialties, L.P., a limited partnership organized under the laws of the State of Delaware (the "Seller"), and CFM International Inc., a corporation organized pursuant to the Ontario Business Corporations Act (the "Purchaser").

                  Reference is made to the Assignment, Assumption and Consent Agreement, dated September 29, 1995 (the "Assignment Agreement"), by and among Purchaser, CFM-Majestic, Inc., a Delaware corporation ("Subsidiary"), and Seller, pursuant to which Purchaser assigned its rights and obligations under the Asset Sale Agreement to the Subsidiary but remained liable, jointly and severally with the Subsidiary, with respect to Purchaser's agreements, covenants, obligations and liabilities under the Asset Sale Agreement.

                  Purchaser, Seller and the Subsidiary desire to consummate the transactions contemplated by the Asset Sale Agreement. In connection therewith, the parties have determined that it is in their respective best interests to amend and modify the aforesaid Asset Sale Agreement, prior to the consummation of the transactions contemplated thereunder, on the terms and conditions hereinafter set forth. Subsidiary, as assignee of Purchaser's rights under the Asset Sale Agreement pursuant to the Assignment Agreement, desires to facilitate the aforesaid amendment.

         NOW, THEREFORE, on the terms and provisions set forth in this Agreement, for certain good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, and intending to be bound hereby, Seller and Purchaser hereby agree as follows:

                  1.  Certain  Definitions.   Capitalized  terms  not  otherwise
defined herein shall have the meanings assigned thereto in or by reference in the Asset Sale Agreement.

                  2. Closing Time. Reference is made to Section 2.1 of the Asset Sale Agreement. The parties hereto agree that notwithstanding the completion of closing procedures and transfer of funds prior thereto, the Closing will be deemed to have occurred at the close of business for The Majestic Company on September 29, 1995.

                  3. Schedule 3.13. Pursuant to Section 5.12 of the Asset Sale Agreement, Schedule 3.13 to the Asset Sale Agreement is hereby amended by the addition of the following items:

                           a. Schedule 3.13 (II)(A) is hereby amended by adding thereto the following as paragraph 10 thereunder:

                                    "Pennsylvania  General  Insurance Company v.
                  Thulman Eastern Corporation, et al., No. 557 Civil 1995 in the Court of Common Pleas of Somerset County, Pennsylvania (September 8, 1995). Plaintiff Pennsylvania General paid $626,845.36 to its insureds, SunRidge Condominium Association, Inc. and The Village at Seven Springs, Inc., in settlement of their claims for property damage resulting from a fire on November 26, 1993. Seller has just received service of this suit as a defendant, and has forwarded the complaint to National Union Fire Insurance Company, The Majestic Company's carrier, for handling. The Seller's insurer, National Union Fire Insurance Company, has assumed the defense of the Seller. The limits under such policy are believed to be sufficient to satisfy any judgment that might arise from this lawsuit."

                           b. Schedule 3.13 (IV) is hereby amended by adding thereto the following as paragraphs 10 and 11 thereunder:

                                    "10.  Amory  Foster is asking,  through  his
                  insurance  carrier,   for  $1,462.20  in  unspecified  damages
                  allegedly caused by an unspecified product of The Majestic Company. The loss was reported to have occurred on February 16, 1995. The matter was reported to Seller on September 25, 1995 and has been referred to Majestic's carrier to investigate the validity of the claim.

                                    11.  John  and  Nancy  Hambrick  are  asking
                  approximately $3,000.00 for smoke damages to their residence allegedly caused by an allegedly defective Majestic gas fireplace. The loss was reported to have occurred on July 6, 1995. The loss was reported to Majestic on September 25, 1995 and has been referred to Majestic's carrier to investigate the validity of the claims."

                           c. Schedule 3.13 (V) is hereby amended by adding thereto the following as paragraphs 3 and 4 thereunder:

                                    "3.  The Seller  becomes  aware from time to
                  time of fires or other damages allegedly incurred in connection with the Seller's products or the installation and operation thereof. The Seller has specifically identified in this Schedule 3.13 the instances in which any such occurrence has resulted in pending litigation or claims by a third party, of which the Seller has received notice, or in which Seller has received a written threat of such litigation or claim.

                                    4. The Seller has received a facsimile  from
                  Flame & Co., dated September 27, 1995, alleging that a $15,000 payment is due to Flame & Co., Ltd. with regard to the use of a screen disposed over the burner to provide a glowing ember effect. The Majestic Company has not used the Flame & Co. technology due to problems of design and cost of the product, including a potential conflict with Heat-N-Glo patents. It is Management's position that the $15,000 payment is not due to Flame & Co."

                  4. Schedule 3.9. Pursuant to Section 5.12 of the Asset Sale Agreement, Schedule 3.9 to the Asset Sale Agreement is hereby amended by the addition of the following items:

                           a. Schedule 3.9 (ii) is hereby amended by adding thereto the following as paragraph 32 thereunder:

                                    "32. Property Tax Service  Agreement,  dated
                  June 8, 1995, between DuCharme, McMillen & Associates, Inc. and the Seller."

                           b. Schedule 3.9 (xvi) is hereby amended by adding thereto the following as paragraph 4 thereunder:

                                    "4. Premium Finance  Agreement dated 9/15/95
                  (the "Premium Finance Agreement") by and between the Seller and AICCO Inc. and A. I. Credit Corp."

                           c. Schedule 3.9 (xvii) is hereby amended by adding thereto the following as paragraphs 3 and 4 thereunder:

                                    "3. Premium Finance  Agreement dated 9/15/95
                  by and  between  the Seller and AICCO  Inc.  and A. I.  Credit
                  Corp.

                                    4. The insurance policies set forth in or by
                  reference  in  Schedule  3.11  are   incorporated   herein  by
                  reference."

                  5. American Standard Agreement.

                           a. Section 1.2(i) is hereby amended by deleting therefrom the following:

                  "..., provided that Seller shall request the consent of American Standard to the assignment of such rights and benefits to Purchaser, and in the event such consent is obtained at any time, Seller shall assign such rights and benefits to Purchaser."

                           b. Article 5 is amended by adding the  following  new
         Section 5.21:

                  "American Standard Agreement. Seller has certain rights and benefits in respect of the Agreement of Sale and Purchase dated April 24, 1986, among American Standard Inc., Equus Capital Corporation and Equus Building Products, L.P. as assignee of EBP Holdings, Inc. Seller shall use its best efforts (provided, that Seller shall not be obligated to incur any expense or obligation in the process of doing the same) to facilitate the granting by American Standard to Purchaser (or Purchaser's assignee) of indemnifications as similar to the aforesaid rights and benefits of Seller as is reasonably obtainable from American Standard, the terms and conditions of which are being negotiated by Purchaser to its satisfaction."

                  6. Closing Audited Financial Statements.

                           a. Section 1.8(a) is hereby amended by deleted the words "thirty (30)" on the second line thereof and substituting therefor the words "forty-five (45), and by adding the following after the words "Seller's past practices": "(it being understood and agreed by the parties hereto, however, that for purposes of preparation of the Closing Audited Financial Statements for use in connection with this Asset Sale Agreement, the Closing Audited Financial Statements will reflect no changes in assets or liabilities or income received or debits incurred after the close of business on September 29, 1995)".

                           b. Section 1.8(b) is hereby amended by deleting the words "on the Closing Date" from the third line thereof and substituting therefor the words "as soon as practicable after the Closing Date."

                           c. Section 1.8(e) is hereby amended by inserting the following words after the words "complete access" on the third line thereof: ", except to the extent that access is restricted under the access policies adopted by the Big Six accounting firms as customary in such circumstances, ...".

                  7.       Escrow Agreement.

                           a. Exhibit A to the Asset Sale Agreement is deleted in its entirety and Exhibit A hereto is substituted in place thereof.

                           b. In  connection  with the  execution,  delivery and
         performance of the Escrow Agreement it was necessary for a party thereto to agree to be identified as the taxpayer of record in respect of interest income earned on the Escrow Account. For convenience of the parties, the Seller was so identified, but the Escrow Agreement contains certain provisions whereby interest income with regard to the Escrow Account may be paid to the Subsidiary under certain circumstances. The parties hereto agree that to the extent that such interest income is paid to the Subsidiary, promptly upon request by the Seller the Subsidiary will reimburse the Seller the amount of taxes that the Seller would have paid thereon assuming that the Seller paid taxes at the Federal corporate rate of 39% and the Connecticut corporate rate of 11.5%.

                  8. Endorsements. Reference is made to Section 5.4 of the Asset Sale Agreement. The parties hereto agree that the reference to "notice" in the second sentence thereof does not imply that Seller must give written consent to any such endorsement.

                  9. Payment of Employee Discretionary Bonuses and 401K Plan Contributions. Reference is made to Section 5.20 of the Asset Sale Agreement. The parties acknowledge that the discretionary bonuses and 401K Plan contributions referred to therein would not customarily be paid on September 30, 1995 (that is, prior to The Majestic Company's fiscal year end). The parties agree that, notwithstanding the provisions of Section 5.20 and Section 3.5 of the Asset Sale Agreement, the Seller will arrange to make such payments on the Closing date but such payments may not be completed until after the Closing is consummated; provided, however, that in satisfaction of Section 5.20 of the Asset Sale Agreement, Seller hereby agrees and covenants as follows:

                           a. the aforesaid payments shall be made from Cash (as such term is defined in the Asset Sale Agreement) of the Company on the Closing date by wire transfer or other payments to the Seller's appropriate payroll or other administrative agent for such purposes but, to the extent (if at all) that there is not enough Cash available on the Closing date for such purpose Seller shall make the balance of such payment from the Initial Purchase Price received by Seller as soon as practicable after the Closing has been consummated; and

                           b. the Seller shall arrange for the aforesaid payments to be made by the payroll or other administrative agent for such purposes to the recipients of such payments or to the applicable 401K plan on or about Monday, October 2, 1995.

The parties hereto hereby agree that the aforesaid discretionary bonus payments to be made to non-senior management (pursuant to (a) and (b) above) shall be as set forth in Schedule 9 hereto under the heading "Non-Sr Mgmt" (the total of such payments being $120,762). The parties agree that the sum to be contributed to the 401(K) plan (pursuant to (a) and (b) above shall be the sum of $187,593; however, notwithstanding anything in Sections 3.5 or 5.20 to the contrary, the parties acknowledge and agree that the $187,593 payment shall be made to the 401(K) plan in respect of all participants thereunder (due to non-discrimination provisions applicable under that plan and under law) and the Seller's obligations to make payments in respect of the 401(K) plan shall be satisfied by such payment.

                  10. Insurance. The parties hereto acknowledge and agree that as of the Closing date the Seller has not obtained and furnished to the Purchaser or the Subsidiary consents to assignment of the contracts identified on Schedule 10 hereto. Notwithstanding anything to the contrary in Section 6(d) of the Asset Sale Agreement or elsewhere therein, the Subsidiary is closing notwithstanding that it has not received such consents and the Seller shall not be deemed to have breached any representation, warranty or covenant of the Asset Sale Agreement; provided, that the Seller shall continue to cooperate with Subsidiary (in accordance with Section 5.3 of the Asset Sale Agreement) to obtain such consents and that Purchaser and Subsidiary shall furnish to the relevant third parties such information as they may reasonably request in connection with continuing the effort to obtain such consents. The Closing by the Subsidiary without obtaining the assignment of coverages under the policies listed on Schedule 10 hereto shall not constitute a breach by the Subsidiary or the Purchaser of their obligations pursuant to Section 1.7(a) of the Asset Sale Agreement.

                  11.      Liens, Letters of Credit.

                           a. Notwithstanding anything to the contrary contained in the Asset Sale Agreement or the instruments or documents executed and delivered in connection therewith, liens and encumbrances related to the Debt continue to exist as liens and encumbrances upon the Assets on the Closing date and shall continue to encumber the Assets upon transfer of the same to the Subsidiary on the Closing date. Notwithstanding anything to the contrary contained in the Asset Sale Agreement, the parties hereto agree that the continued existence of the foregoing liens and encumbrances and the encumbrance of the Assets thereby upon transfer of the Assets to the Subsidiary on the Closing date shall not constitute a breach of any representation or warranty of Seller or permit a claim for indemnification by the Subsidiary or permit Subsidiary to decline to close on the Closing date provided, that

                                    (i)  Seller  represents  and  warrants  that
                  National City Bank has confirmed in writing that the only Debt to National City Bank secured by the aforesaid liens and encumbrances is the contingent liability of Seller with regard to the Letters of Credit identified in Schedule 3.9(xiii) (the "Letters of Credit"), and that there is no other outstanding Debt to National City Bank which is secured by the Assets or any of them other than the contingent liability of Seller with regard to the Letters of Credit; and

                                    (ii) Seller will use its best  efforts  (but
                  shall be under no obligation to make any payments to any third party or to incur any expenses, except as hereinafter stated) to facilitate the release by National City Bank of the aforesaid liens and encumbrances securing the Debt to National City Bank, provided, that the Subsidiary shall cause substitute letters of credit to be issued in place of the Letters of Credit or to be furnished to National City Bank as collateral, acceptable to National City Bank, in substitution for the liens upon the Assets; provided, further, that Seller shall pay to National City Bank all filing fees, release fees and legal fees of National City Bank's counsel incurred in connection with the execution and delivery to Seller and to the Subsidiary and to Bank of Montreal and the filing of releases and UCC termination statements evidencing the termination of the aforesaid liens and encumbrances.

                           b. Notwithstanding anything to the contrary set forth in Section 1.1(m) of the Asset Sale Agreement or elsewhere therein or in the instruments or documents executed and delivered in connection therewith, the parties hereto agree that the Letters of Credit are not included in the Assets and are not being sold, transferred or otherwise disposed of to the Subsidiary.

                  12. Closing on Certain Real Property. A correction of the Survey (as defined in Schedule 3.4(b)(iii) 7 of the Asset Sale Agreement) has indicated that Seller owns real property in addition to the Real Property as described in the Survey. Accordingly, Article 10 of the Asset Sale Agreement and
Schedule 3.4(b)(iii) 7 are hereby amended by insertion of the following as a new
Section 10.16:

         10.16  Certain Huntington Parcels.

         A. Real Property (as defined in the Asset Sale Agreement) shall include the real property located in Huntington, Indiana described on Exhibit Q hereto (the "Excepted Parcel"). Anything contained in the Asset Sale Agreement to the contrary notwithstanding, Purchaser shall not be required to accept at Closing title to the Excepted Parcel. Purchaser, without any increase in the Purchase Price, shall accept title to the Excepted Parcel within sixty (60) days after the Closing provided: (i) First American Title Insurance Company issues a commitment for a title insurance policy in accordance with Section 6(i) of the Asset Sale Agreement (except as to the date of such policy) showing Seller as the record owner of fee title to the Excepted Parcel free and clear of all liens, encumbrances, leases and rights of occupancy, other than the Permitted Exceptions and the items on Schedule 6(i); (ii) Purchaser has received a survey of the Excepted Parcel in accordance with the provisions of Section 6(k) of the Asset Sale Agreement; and (iii) Purchaser has received from Seller a Phase I environmental assessment with respect to the Excepted Parcel reasonably satisfactory to Purchaser. Seller shall transfer, and Purchaser shall accept, title to the Excepted Parcel subject to the same conditions applicable to the other Real Property under the Asset Sale Agreement, except for those conditions that by their terms do not apply to Real Property and improvements which are not regularly employed for or used in the current operations of the Division and the Business or are only used for storage. Upon closing of the transfer of title of the Excepted Parcel as aforesaid, the Excepted Parcel wil constitute a part of the "Assets" acquired by Purchaser for which the Purchaser paid the Purchase Price and Purchaser shall assume all liabilities in connection therewith. If Purchaser does not accept title to the Excepted Parcel because the Phase I is not reasonably satisfactory to Purchaser in all material respects or because title or the survey to the Excepted Parcel is not in the condition required herein, then notwithstanding any provision of the Asset Sale Agreement to the contrary Seller shall retain such property as one of the Retained Assets and shall retain all liabilities associated with such property as Retained Liabilities and any and all representations, warranties and covenants with respect to any such retained property will be deemed terminated and of no force or effect ab initio. Within twenty (20) days after the date of Closing, Seller shall deliver to Purchaser the Phase I with regard to the Excepted Parcel and Purchaser shall deliver to Seller its title commitment and survey with regard to the Excepted Parcel. With respect to the Excepted Parcel, Permitted Exceptions shall mean the Permitted Exceptions as defined in the Asset Sale Agreement and: (a) all covenants, restrictions and easements of record provided there are no material violations thereof and same do not render title unmarketable and (b) such other matters affecting title to the Excepted Parcel as are reasonably acceptable to Purchaser. The fact that Seller is not transferring title to the Excepted Parcel to Purchaser on the Closing date shall not be deemed a breach of any representation, covenant, or warranty with respect to Real Property in the Asset Sale Agreement.

         B The correction of the Survey has also resulted in the removal from the Survey of a certain tract of land conveyed by Seller to Our Sunday Visitor, Inc. by deed recorded in Deed Book 248 page 233 in the Recorder's of Huntington County, Indiana (the "OSV Parcel"). Purchaser's surveyor may further correct the Survey to accurately describe the Real Property as it exists without the OSV Parcel. If such Survey amendment, or an amendment of the Survey reflecting the exception of the Excepted Parcel from the Huntington Parcel, indicates any strips or gores or the non-closure of the Real Property in Huntington, Indiana, Seller, upon request from Purchaser given no later than ten (10) days after the date hereof, shall execute and deliver to Purchaser, without any increase in the Purchase Price, a quit-claim deed conveying to Purchaser any additional real property necessary to eliminate the strip, gore or non-closure. The real property covered by such quitclaim deed and such quit-claim deed shall not be subject to any of the conditions, representations, covenants or warranties of the Asset Sale Agreement and shall be conveyed and accepted on an "as-is" basis without recourse to or liability of Seller.

                  13. Reimbursements and Apportionments. The parties hereto acknowledge and agree that the sum of $431,215.52 is being paid by Subsidiary to Seller on the Closing date as a reimbursement/apportionment of the amounts set forth on Schedule 13 hereto.

                  14.      Consents and Approvals.

                           a. The parties hereto acknowledge and agree that the Seller is not obligated to obtain consent to assignment of the contracts identified in Section 1.2(g) to the Asset Sale Agreement, notwithstanding anything in Section 5.3(a) of the Asset Sale Agreement to the contrary.

                           b. The parties hereto acknowledge and agree that as of the Closing date the Seller has not obtained and furnished to the Purchaser or the Subsidiary consents to assignment of the contracts identified on Schedule 3.9 at (iii) 1, (iii) 2, (iv) 1 or (xiv) 1. Notwithstanding anything to the contrary in Section 6(d) of the Asset Sale Agreement or elsewhere therein, the Subsidiary is closing notwithstanding that it has not received such consents and the Seller shall not be deemed to have breached any representation, warranty or covenant of the Asset Sale Agreement; provided, that the Seller shall continue to cooperate with Subsidiary (in accordance with Section 5.3 of the Asset Sale Agreement) to obtain such consents and that Purchaser and Subsidiary shall furnish to the relevant third parties such information as they may reasonably request in connection with continuing the effort to obtain such consents.

                  15. Special Exception. The Seller represents and warrants that the Seller entered into the Premium Finance Agreement in the ordinary course of business. The parties hereto agree that the execution by Seller on September 5, 1995 of the Premium Finance Agreement, the acceptance of the same by the other party thereto on September 15, 1995, and the prepayment of insurance premiums by Seller on September 29, 1995 in order to terminate the Premium Financing Agreement on such date constitute a "Special Exception" within the meaning of that term in the Asset Sale Agreement.

                  16.      Miscellaneous.

                           a. Third Party Beneficiaries. Nothing in this Amendment is intended to, or shall be construed so as to create any third party beneficiary to this Amendment or otherwise confer any rights in or upon any persons except Purchaser, Subsidiary and Seller.

                           b.  Successors  Bound.  Subject to the  provisions of
         Section 10.6 of the Asset Sale Agreement, which are incorporated herein by reference and deemed hereby to be applicable to all of the parties hereto,this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The parties hereto specifically acknowledge and agree that after the Closing Seller intends to assign all of its rights, interests and obligations, including but not limited to those relating to the Asset Sale Agreement and the other instruments and documents executed and delivered pursuant thereto (including, without limitation, the Escrow Agreement), to a successor entity in the form of a liquidating trust, and the parties expressly consent thereto, and the parties further agree, upon request by Seller, to execute and deliver to the Escrow Agent or any other third party any acknowledgment of consent to such assignment as Seller may reasonably request in the event additional evidence of such consent is reasonably required.

                           c. Section Headings; Captions; Pronouns. CAPTIONS USED HEREIN ARE FOR THE CONVENIENCE OF THE PARTIES, ONLY, AND SHALL BE GIVEN NO SUBSTANTIVE SIGNIFICANCE IN ANY CONSTRUCTION OF THIS AMENDMENT. ALL PRONOUNS AND ANY VARIATIONS THEREOF REFER TO THE MASCULINE, FEMININE OR NEUTER, SINGULAR OR PLURAL, AS THE CONTEXT MAY REQUIRE. ALL REFERENCES HEREIN TO SECTIONS, SUBSECTIONS AND CLAUSES SHALL BE DEEMED REFERENCES TO SUCH PARTS OF THIS AMENDMENT OR TO THE ASSET SALE AGREE- MENT, AS THE CASE MAY BE, UNLESS THE CONTEXT SHALL OTHERWISE REQUIRE.

                           d. Amendment and Waiver. This Amendment may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party to be charged with the waiver.

                           e. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument when received by Judith Fryer, Esq. or Andrew
         J. Cosentino, Esq. at Greenberg Traurig Hoffman Lipoff Rosen & Quentel, 153 East 53rd Street, New York, New York 10022.

                           f. Governing Law. This Amendment shall be con- strued and enforced under and in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law thereof.

                           g. Asset Sale Agreement. The Asset Sale Agree- ment, together with the Exhibits and Schedules thereto, continues to be in full force and effect, with no amendment or modification thereto except as expressly set forth herein.

         IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto by natural persons having the legal capacity and due authorization to do the same on their behalf on this 29th day of September, 1995.

                                    MAJCO BUILDING SPECIALTIES, L.P.
                                    By: IBP INVESTING, L.P.
                                            General Partner

                                     By: MATLYN CAPITAL CORP.
                                            General Partner



                                    By /s/ Karen Marie Ryugo

                                    Name:  Karen Marie Ryugo
                                    Title: President

                                    CFM INTERNATIONAL INC.



                                    By /s/ Colin Adamson

                                    Name:  Colin Adamson
                                    Title: President

                                    CFM-MAJESTIC, INC.



                                    By /s/ Colin Adamson

                                    Name:  Colin Adamson
                                    Title: President

                                    Exhibit A


                [FORM OF REVISED ESCROW AGREEMENT TO BE ATTACHED]





The Exhibit to this Exhibit will be furnished to the Securities and Exchange Commission upon request.

                                   Schedule 9

                            Bonus Schedule - 9/28/95

                                                                       9 Months               Special
                                                                        Ending                Closing              Total
                                                                        9/30/95                Bonus


Non-Sr. Mgmt.

M. Husted                                                              $  2,775

R. Thomson                                                            $ 11,250**

R. Veitch                                                              $ 12,690

J. Alford                                                              $  9,450

F. Lesser                                                              $  5,993

J. Symington                                                           $  2,775

M. Peikert                                                             $  2,670

M. Romero                                                              $  4,005

R. McHenry                                                             $  1,335

J. Fekete                                                              $  2,670

T. Denton                                                              $  2,336

D. Bjortobt                                                            $  2,670

J. Pilarski                                                            $  2,670

R. Beasey                                                              $    595

J. Dailey                                                              $    668

G. Brown                                                               $  2,003

B. Johnson                                                             $    630

T. Rathlake                                                            $ 10,680

H. Harusak                                                             $  1,335

T. Gilbert                                                             $  1,410

M. Whiteman                                                            $  9,870

L. Wilson                                                              $    750

T. Brumbaugh                                                           $  1,335

M. Catenazzo                                                           $  1,001

R. Howard                                                              $  2,003

L. Jost                                                                $  1,763

J. Hencken                                                             $  1,001

D. Householder                                                         $  1,001

L. Stachwill                                                           $    296

D. Armbruster                                                          $    705

S. Abbott                                                              $    630

L. Venturini                                                           $ 10,013

W. Spencer                                                             $  1 ,058

T. Wilson                                                              $  1,056

W. Circle                                                              $  1,335

J. Shields                                                             $  1,335

Contingency                                                            $  5,000

Total Non-Sr. Mgmt.                                                    $120,762                                  $120,762


Amt. allocated to Non-Sr. Management:                                  $187,593


* Recommendations Only
**Mr. Thomson is guaranteed a $15,000 bonus in 1995. This represents 75% of such bonus.

                                   Schedule 10

                  1. Executive Life and Accidental Death and Dismember- ment Policies issued to Ray Deasy, Larry McMichael, Don Zulager, Glen Thomson and Ron Veitch by TrustMark (formerly CNA Insurance, the premiums for which are paid by the Company.

                  2. Supplemental Medical Reimbursement Plan for the benefit of Ray Deasy, Larry McMichael, Don Zulager, Glen Thomson, Ron Veitch and Rick Thompson handled by Insurance and Risk Management in Fort Wayne, Indiana, the premiums for which are paid by the Company.

                  3. The Life Choice Series A Cancer and Hospital Intensive Care Plan with Cash Value issued to 40-50 individual employees of the Company by Capitol American, the premiums for which are paid by the Company. (Group No. 13421)

                                  Schedule 13

Description                                           Amount        Per Diem        Adjustment Period   # of Days  Credit to Seller
- -----------                                           ------        --------        -----------------   ---------  ----------------
Rent Payable (Indiana)                             $2,141.76          $71.39       9/29/95 - 10/31/95          33         $2,355.94
Rent Receivable (Austin)                           $1,200.00          $40.00        9/29/95 - 9/30/95           2          ($80.00)
PREPAID INSURANCE
Worker's Comp (Hunt) - Argonaut                   $31,447.00            n/a*                                             $31,447.00
Worker's Comp (Austin) - Argonaut                 $31,552.00            n/a*                                             $31,552.00
Worker's Comp (Austin) - Argonaut                  $6,598.37            n/a*                                              $6,598.37
Exec. Supp. Life - Continental                    $15,037.49          $41.09        9/29/95 - 7/31/96         307        $12,613.41
Fiduciary Liab. - Aetna                            $4,669.00          $12.76        9/29/95 - 8/21/96         328         $4,184.24
Special Risk - Hartford                            $2,100.00           $5.75        9/29/95 - 1/31/96         125           $719.18
Key Mart Life - Hartford                          $15,400.00          $42.08        9/29/95 - 6/19/96         234         $9,845.90
Crime - Kemper                                     $4,348.00          $11.88        9/29/95 - 2/27/96         152         $1,805.73
General Liability - NationaL Union               $155,000.00         $423.50        9/29/95 - 8/26/96         333       $141,024.59
Umbrella - National Union                         $76,500.00         $209.02        9/29/95 - 8/26/96         333        $69,602.46
Auto Liability - National Union                   $33,546.00          $91.66        9/29/95 - 8/26/96         333        $30,521.36
Excess Umbrella - Federal                         $42,000.00         $114.75        9/29/95 - 8/26/96         333        $38,213.11
Property &Bus. Int. - Hartford                    $54,378.00         $148.57        9/29/94 - 9/4/96          342        $50,812.23

                            EXHIBIT Q - EXCEPTED PARCEL
                                LEGAL DESCRIPTION

That certain tract of land conveyed to Majco Building Specialties, L.P. by the City of Huntington, Indiana in Deed Record 248, Page 237 in the Office of the Recorder of Huntington County, Indiana as more particularly described on Schedule "A - Exception Parcel" attached hereto and incorporated herein.

                         SCHEDULE A - EXCEPTION PARCEL
                               LEGAL DESCRIPTION

A part of Section 14, Township 28 North, Range 9 East, in the City of Huntington, Huntington County, Indiana, more particularly described as follows:
Commencing at the southeast corner of a property former owned by American Standard, Inc., containing 15.31 acres of land as recorded in Deed Record 215, page 816 in the Office of the Recorder of Huntington County, Indiana, said corner being on the northerly right-of-way line of East Market at a point situated 88.11 feet South 88 degrees, 34 minutes West from the angle point in said northerly right-of-way line, to a point situated 12.75 feet (measured at right angles) Easterly of the centerline of the former Erie-Lackawanna Railroad, said centerline being defined by a line situated between the east bound and west bound main tracks of said railroad and equidistant from each track centerline; thence North 31 degrees, 49 minutes West, and parallel to and 12.75 feet situated 20.0 feet (measured radially) westerly of the centerline of the most easterly railroad spur of the Erie-Lackawanna Railroad, said point being the Point of Beginning; thence continuing North 31 degrees, 49 minutes West, and parallel to and 12.75 feet (measured at right angles) easterly of said railroad centerline, a distance of 650.00 feet; thence North 29 degrees, 56 minutes, 58 seconds East, a distance of 272.79 feet; thence South 25 degrees, 30 minutes East, parallel to and 20.0 feet (measured at right angles) westerly of said railroad spur centerline, a distance of 130.74 feet; thence southerly, on and along the arc of a regular curve to the right having a radius of 1096.17 feet and being concentric to and 20.0 feet (measured radially) westerly of said railroad spur centerline, an arc distance of 326.78 feet (the chord of which bears South 13 degrees, 45 minutes, 36 seconds East, for a length of 325.57 feet);  thence South 06 degrees,  38 minutes,  54 seconds East,  parallel to and
20.0 feet (measured at right angles) westerly of said railroad spur centerline, a distance of 213.07 feet to the point of curvature of a regular curve to the left having a radius of 686.12 feet; thence Southerly, on and along the arc of said curve being concentric to and 20.0 feet (measured radially) westerly of said railroad spur centerline, an arc distance of 150.98 feet (the chord of which bears South 18 degrees, 36 minutes, 40 seconds East, for a length of
150.68 feet) to the Point of Beginning; containing 2.05 acres, more-or-less and subject to rights-of-way and easements of record.